                                                                   EXHIBIT 10.37


                           [LOGO]  FORD MOTOR COMPANY

                                Atlanta District

                        FORD SALES AND SERVICE AGREEMENT

AGREEMENT made as of the    8               day of                   November                     , 1983,
                        ------------------        ------------------------------------------------  ----

by and between          WADE FORD, Inc.
               -------------------------------------------------------------------------------------------
                                                   (Name of Entity)
A Corporation                                                                      Georgia
-----------------------------------------------------------------------------------------------------------
(State whether an individual, partnership or corporation)         (If the latter, show name of the state
                                                                        in which incorporated)

doing business as       WADE FORD, INC.
                  -----------------------------------------------------------------------------------------
                                                   (Trade Name)

and with a principal place of business at    3860 South Cobb Drive
                                          -----------------------------------------------------------------
                                                                 (Street Address)

      Smyrna                       Cobb                        Georgia                      30080
-----------------------------------------------------------------------------------------------------------
        (city)                   (county)                      (state)                    (zip code)


(hereafter called the "Dealer") and Ford Motor Company, a Delaware corporation with its principal place of business at Dearborn, Michigan (hereinafter called the "Company").


                                    PREAMBLE

     The purpose of this agreement is to (i) establish the Dealer as an authorized dealer in COMPANY PRODUCTS including VEHICLES (as herein defined),
(ii) set forth the respective responsibilities of the Company in producing and selling those products to the Dealer and of the Dealer in reselling and providing service for them and (iii) recognize the interdependence of both parties in achieving their mutual objectives of satisfactory sales, service and profits by continuing to develop and retain a broad base of satisfied owners of COMPANY PRODUCTS.

     In entering into this agreement, the Company and the Dealer recognize that the success of the Company and of each of its authorized dealers depends largely on the reputation and competitiveness of COMPANY PRODUCTS and dealers' services, and on how well each fulfills its responsibilities under this agreement.

     It is the opinion of the Company that sales and service of COMPANY PRODUCTS usually can best be provided to the public through a system of independent franchised dealers, with each dealer fulfilling his responsibilities in a given locality from properly located, adequate, well-equipped and attractive dealerships, which are staffed by competent personnel and provided with the necessary working capital. The Dealer recognizes that, in such a franchise system, the Company must plan for the establishment and maintenance of the numbers, locations and sizes of dealers necessary for satisfactory and proper sales and service representation tion in each market area as it exists and as it develops and changes. At the same time, the Company endeavors to provide each of its dealers with a reasonable profit opportunity based on the potential for sales and service of COMPANY PRODUCTS within his locality.

     The Company endeavors to make available to its dealers a variety of quality products, responsive to broad wants and needs of the buying public, which are attractively styled, of sound engineering design and produced on a timely basis at competitive prices. The development, production and sale of such products require that the Company and its manufacturing sources make large continuing investments in plants, equipment, tools and other facilities, engineering and styling research and development, quality control procedures, trained personnel and marketing programs. Heavy commitments must also be made in advance for raw materials and finished parts. For purposes of making these investments and commitments, planning production and estimating costs for setting prices, the Company assumes in advance an estimated volume of sales for each of its products. Within each year, it develops monthly production schedules from basic orders submitted by its franchised dealers for the following month and its and their best estimates of the market for subsequent months.

     In turn, each of the Company's franchised dealers makes important investments or commitments in retail sales and service facilities and equipment, in working capital, in inventories for vehicles, parts and accessories, and trained sales and service personnel based on annual planning volumes for their markets.

     If satisfactory volumes for either the Company or a dealer are not realized, each may suffer because of commitments already made and the cost of manufacturing and of selling each product may be increased. Each month each dealer must forecast and give the Company a basic order for the products needed to serve his market. During the month each dealer should submit specific orders for products covered by his basic order. If dealers' specific orders for any product are greater than or different from their basic orders, the Company seeks to revise production schedules to the extent feasible, and to allocate fairly any product in short supply, but inevitably both the Company and its dealers suffer loss of profits to the extent they cannot meet market demands. Thus, the automotive business is a high risk business in which the Company, its manufacturing sources and its dealers can succeed only through cooperative and competitive effort in their respective areas of manufacturing, sales, service and customer satisfaction.

     Since it is the dealer who deals directly with, and develops the sale of COMPANY PRODUCTS to, the consuming public, the Company substantially relies on its dealers to provide successful sales and merchandising programs, competent service operations and effective owner relations programs. To do this, dealers must carry out their responsibilities of establishing and maintaining adequate wholesale and retail finance plans, new and used vehicle sales programs, parts and service sales programs, personnel training and supportive capitalization and working capital. To assist its dealers in these responsibilities, the Company establishes and periodically updates standards of operation and planning guides based on its experience and current conditions. It also offers sales and service training courses, advice as to facilities, counseling in the various phases of dealership operations and, through other agreements and the activities of its affiliates, assistance in financing, new and used vehicle merchandising, parts and service merchandising, leasing, daily rentals and facilities development. It also conducts national advertising, promotional and other marketing programs and assists dealers in developing complementary group and individual programs.

     To enable the Company to provide such assistance, it requires dealers to submit uniform and accurate sales, operating and financial reports from which it can derive and disseminate analytical and comparative operating data and advice to dealers. The Company also solicits dealers to bring to its attention through their National Dealer Council organization any mutual dealer problems or complaints as they arise.

     Because the Company relies heavily on its dealers for success, it reserves the right to cease doing business with any dealer who is not contributing sufficiently to such success. Similarly, the Company recognizes that its dealers look to it to provide competitive products and programs and that, if it does not do so, any dealer may elect to cease doing business with the Company.

     The Company has elected to enter into this agreement with the Dealer with confidence in the Dealer's integrity and ability, his intention to carry out his responsibilities set forth in this agreement, and his desire to provide courteous, competent and satisfying sales and service representation to consumers for COMPANY PRODUCTS, and in reliance upon his representations as to the persons who will participate in the ownership and management of the dealership.

     The Dealer has elected to enter into this agreement with the Company with confidence in its integrity and ability, its intention to provide competitive products and assist the Dealer to market them successfully, and its desire to maintain high quality dealers.

     Both parties recognize that the rights of the Dealer and the Company under this agreement are defined and limited by the terms of this agreement and applicable law.

     The Company and the Dealer further acknowledge that their methods of operation and business practices have an important effect on the reputation of the Dealer, the Company, COMPANY PRODUCTS and other franchised dealers of the Company. The Company and the Dealer also acknowledge that certain practices are detrimental to their interests, such as deceptive, misleading or confusing advertising, pricing, merchandising or business practices, or misrepresenting the characteristics, quality, condition or origin of any item of sale.

     It is the expectation of each of the parties that by entering into this agreement, and by the full and faithful observance and performance of its duties, a mutually satisfactory relationship will be established and maintained.

     IN CONSIDERATION of the mutual agreements and acknowledgements hereinafter made, the parties hereto as follows:

     A. The company hereby appoints the Dealer as an authorized dealer at retail in VEHICLES and at retail and wholesale in other COMPANY PRODUCTS and grants the Dealer the privilege of buying COMPANY PRODUCTS from the Company for sale in its DEALERSHIP OPERATIONS (as herein defined). The Company also grants to the Dealer the privilege of displaying, at approved location(s), the Company's trademarks and trade names applicable to COMPANY PRODUCTS. The Dealer hereby accepts such appointment.

     B. Subject to and in accordance with the terms and conditions of this agreement, the Company shall sell COMPANY PRODUCTS to the Dealer and the Dealer shall purchase COMPANY PRODUCTS from the Company.

     C. The Ford Motor Company Ford Sales and Service Agreement Standard Provisions (Form "FD925-A GEN. SALE 1-76"), a duplicate original of which is attached to the Dealer's duplicate original of this agreement, have been read and agreed to by the Company and by the Dealer, and such Standard Provisions and any duly executed and delivered supplement or amendment thereto, and hereby made a part of this agreement with the same force and effect as if set forth herein in full.

     D. This agreement shall bind the Company when it bears the facsimile signature of the General Manager, and the manual countersignature of the General Sales Manager, Market Representation Manager, or a Regional or District Sales Manager, of the Ford Division of the Company and a duplicate original thereof is delivered personally or by mail to the Dealer or the Dealer's principal place of business.

     E. The Dealer acknowledges that (i) this agreement may be executed only in the manner provided in paragraph D hereof, (ii) no one except the General Manager, the General Sales Manager, or Market Representation Manager of the Ford Division of the Company, or the Secretary or an Assistant Secretary of the Company, is authorized to make or execute any other agreement relating to the subject matter hereof on behalf of the Company, or in any manner to enlarge, vary or modify the terms of this agreement, and then only by an instrument in writing, and (iii) no one except the General Manager of the Ford Division of the Company, or the Secretary or an Assistant Secretary of the Company, is authorized to terminate this agreement on behalf of the Company, and then only by an instrument in writing.

     F. In view of the personal nature of this agreement and its objectives and purposes, the Company expressly reserves to itself the right to execute a Ford Sales and Service Agreement with individuals or other entities specifically selected and approved by the Company. Accordingly, this agreement and the rights and privileges conferred on the Dealer hereunder are not transferable, assignable or salable by the Dealer and no property right or interest, direct or indirect, is sold, conveyed or transferred to the Dealer under this agreement. This agreement has been entered into by the Company with Dealer in reliance (i) upon the representation and agreement that the following person(s), and only the following person(s), shall be the principal owners of the Dealer:

         NAME                    HOME                    PERCENTAGE
                                ADDRESS                 OF INTEREST
 A.C. Arnold  Co., Inc.                                    100.0
------------------------------------------------------------------------------
Ownership of A.C. Arnold &
------------------------------------------------------------------------------
  Co., Inc.:
------------------------------------------------------------------------------
A.C. Arnold,Jr.              Marietta, Ga.                  75.0
------------------------------------------------------------------------------
Alan K. Arnold               Marietta, Ga.                  25.0
------------------------------------------------------------------------------

(ii) upon the representation and agreement that the following person(s), and only the following person(s), shall have full managerial authority for the operating management of the Dealer in the performance of this agreement:

         NAME                    HOME                         TITLE
                                ADDRESS
A.C. Arnold, Jr.              Marietta, Ga.                   President
------------------------------------------------------------------------------
Alan K. Arnold                Marietta, Ga.                   Vice President
------------------------------------------------------------------------------

------------------------------------------------------------------------------

and (iii) upon representation and agreement that the following person(s), and only the following person(s), shall be the remaining owners of the Dealer:

         NAME                    HOME                    PERCENTAGE
                                ADDRESS                 OF INTEREST

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

The Dealer shall give the Company prior notice of any proposed change in the said ownership or managerial authority, and immediate notice of the death or incapacity of any such person. No such change or notice, and no assignment of this agreement or of any right or interest herein, shall be effective against the Company unless and until embodied in an appropriate amendment to or assignment of this agreement, as the case may be, duly executed and delivered by the Company and by the Dealer. The Company shall not unreasonably withhold its consent to any such change.

     G. (Strike out either subparagraph (1) or (2) whichever is not applicable.)

     (1) This agreement shall continue in force and effect from the date of its execution until terminated by either party under the provisions of paragraph 17 thereof.

[INITIALS] xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
           xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

     H. Both the Company and the Dealer assume and agree to carry out and perform their respective responsibilities under this agreement.

     IN WITNESS WHEREOF the parties hereto have duly executed this agreement in duplicate as of the day and year first above written.


   [FORD MOTOR COMPANY LOGO]            WADE FORD, INC.
                                       --------------------------------------
         [ILLEGIBLE]                           (Dealer's Trade Number)

General Manager, Ford Division         By    /s/ A.C. ARNOLD, JR.
                                          -----------------------------------
                                             A.C. Arnold, Jr., President

Countersigned by                          (Title)
                                                 ----------------------------
        /s/ D. F. LAYE
-------------------------------
    District Sales Manager
-------------------------------

                   TABLE OF CONTENTS FOR STANDARD PROVISIONS

PARAGRAPH                                                           PAGE
1.  DEFINITIONS.....................................................  1

2.  RESPONSIBILITIES WITH RESPECT TO VEHICLES
    (a)  Sales......................................................  3
    (b)  Orders.....................................................  4
    (c)  Consideration of Orders....................................  4
    (d)  Stocks.....................................................  5
    (e)  Demonstrators..............................................  5
    (f)  Factory Suggested Price Labels.............................  5
    (g)  Owner Literature...........................................  5
    (h)  Rebates and Allowances.....................................  5
    (i)  Warranty...................................................  5

3.  RESPONSIBILITIES WITH RESPECT TO GENUINE PARTS
    (a)  Sales......................................................  6
    (b)  Orders.....................................................  6
    (c)  Consideration of Orders....................................  6
    (d)  Stocks.....................................................  6
    (e)  Returns and Allowances.....................................  6
    (f)  Warranty...................................................  7

4.  RESPONSIBILITIES WITH RESPECT TO SERVICE
    (a)  Predelivery Service........................................  7
    (b)  Warranty and Policy and Campaign Service...................  7
    (c)  Maintenance and Repair Service.............................  8
    (d)  Service Tools and Equipment................................  8

5.  RESPONSIBILITIES WITH RESPECT TO DEALERSHIP FACILITIES
    (a)  Locations and Facilities...................................  8
    (b)  Dealership Facilities Supplement...........................  8
    (c)  Changes and Additions......................................  8
    (d)  Company Assistance.........................................  8
    (e)  Fulfillment of Responsibility..............................  9

6.  OTHER DEALER AND COMPANY RESPONSIBILITIES
    (a)  Signs......................................................  9
    (b)  Personnel..................................................  9
    (c)  Dealer Residence...........................................  9
    (d)  Capital....................................................  9
    (e)  Accounting System..........................................  9
    (f)  Financial Reports.......................................... 10
    (g)  Delivery and Sales Reports................................. 10
    (h)  Customer Handling.......................................... 10
    (i)  Business Practices, Advertising and Programs............... 10
    (j)  Compliance with Laws, Rules and Regulations................ 11

7.  DEALER'S RESPONSIBILITIES WITH RESPECT TO HOURS OF BUSINESS..... 11

8.  PURCHASES FROM OTHERS AND SALES TO OTHERS....................... 11

9.  DETERMINATION OF DEALER REPRESENTATION
    (a)  Representation Planning.................................... 11
    (b)  Information to Dealer...................................... 11
    (c)  Additional Dealers......................................... 12
    (d)  Established Dealer Points.................................. 12

10. PRICES AND CHARGES.............................................. 12

11. TERMS AND TITLE
    (a)  Payment.................................................... 12
    (b)  Title...................................................... 12
    (c)  Risk of Loss and Claims.................................... 13
    (d)  Demurrage and Diversion Liability.......................... 13
    (e)  State and Local Taxes...................................... 13

12. RECORDS, INSPECTIONS AND TESTS
    (a)  Record Retention........................................... 13
    (b)  Inspections and Tests...................................... 13

13. CHANGES IN COMPANY PRODUCTS..................................... 13

14. DEALER NOT AN AGENT OF COMPANY.................................. 14

15. TRADEMARKS AND TRADE NAMES
    (a)  Use in Firm Name........................................... 14
    (b)  Limitations on Use......................................... 14

16. REPORTS TO DEALER POLICY BOARD.................................. 14

17. TERMINATION OR NONRENEWAL OF AGREEMENT
    (a)  By Dealer.................................................. 15
    (b)  By Company Due to Events Controlled By Dealer.............. 15
    (c)  By Company For Nonperformance by Dealer of Sales, Service,
         Facilities or Other Responsibilities....................... 16
    (d)  By Company or Dealer Because of Death or Physical or Mental
         Incapacity of any Principal Owner.......................... 16
    (e)  By Company or Dealer for Failure to be Licensed............ 16
    (f)  By Company at Will......................................... 16
    (g)  By Company Upon the Offer of New Agreement................. 16
    (h)  Acts In Good Faith......................................... 17

18. REQUIRED APPEAL TO POLICY BOARD--TERMINATIONS OR NONRENEWALS--
    OPTIONAL ARBITRATION PLAN
    (a)  Arbitration Plan........................................... 17
    (b)  Appeal to Policy Board..................................... 17
    (c)  Optional Arbitration....................................... 17
    (d)  Limitation of Actions...................................... 18
    (e)  Expenses of Arbitration.................................... 18

19. OBLIGATIONS  UPON TERMINATION OR NONRENEWAL
    (a)  Sums Owing Company......................................... 19
    (b)  Discontinuance of Use of Trademarks and Trade Names........ 19
    (c)  Warranty Work.............................................. 19
    (d)  Service Records............................................ 19
    (e)  Orders and Customer Deposits............................... 19
    (f)  Deliveries After Termination or Nonrenewal................. 20

20. SUCCESSOR TO DEALER IN EVENT OF DEATH
    (a)  Interim Agreement.......................................... 20
    (b)  Buy-Out.................................................... 21
    (c)  Term/Continuation.......................................... 22
    (d)  Limitation of Offer........................................ 22
    (e)  Limitation of Acceptance................................... 22

21. REACQUISITION OF COMPANY PRODUCTS AND ACQUISITION OF OTHER
    DEALER ASSETS
    (a)  Vehicles................................................... 22
    (b)  Genuine Parts.............................................. 23
    (c)  Dealer's Signs............................................. 23
    (d)  Special Tools and Equipment................................ 23
    (e)  Procedures, Delivery and Title............................. 24
    (f)  Payment.................................................... 24
    (g)  Assignment of Benefits..................................... 24

22. FACILITIES ASSISTANCE UPON NONRENEWAL OR CERTAIN TERMINATIONS
    BY THE COMPANY
    (a)  Dealer Eligibility......................................... 24
    (b)  Eligible Facilities........................................ 25
    (c)  Company's Obligation....................................... 25
    (d)  Limitation on Company's Obligation......................... 25
    (e)  Satisfaction of Company's Obligation....................... 26

23. TERMINATION BENEFITS FULL COMPENSATION; GENERAL RELEASE......... 26

24. DISPOSITION OF DEALER'S ASSETS.................................. 27

25. NEW AGREEMENT................................................... 27

26. ACKNOWLEDGEMENTS................................................ 27

27. NO IMPLIED WAIVERS.............................................. 27

28. RELATIONS AFTER TERMINATION NOT A RENEWAL....................... 28

29. LIMITATION OF COMPANY'S LIABILITY............................... 28

30. NOTICES......................................................... 28

31. AMENDMENT....................................................... 28

32. MICHIGAN AGREEMENT.............................................. 28

33. SEPARABILITY OR TERMINATION..................................... 28

                        [FORD LOGO]   FORD MOTOR COMPANY

                        FORD SALES AND SERVICE AGREEMENT

                               STANDARD PROVISIONS

     DEFINITIONS

     1. As used herein, the following terms shall have the following meanings, respectively:

     1. (a) "COMPANY PRODUCTS" shall mean such

            (1) new passenger cars,

            (2) new trucks and chassis, excluding all diesel trucks and chassis and all trucks and chassis of series 850 or higher designations, and

            (3) parts and accessories therefor,

as from time to time are offered for sale by the Company to all authorized Ford dealers as such for resale, plus such other products as may be offered for sale by the Company to the Dealer from time to time. The Company reserves the right to offer any new, different and differently designated passenger car, truck or chassis, and any other product, bearing any trademarks or brand names used or claimed by the Company or any of its subsidiaries, including the name "Ford", to selected authorized Ford dealers or others under existing or separate new agreements; provided, however, that the Company shall not franchise any such new passenger car bearing the name "Ford" (other than the Ford script-in-oval corporate form of trademark) to anyone who is not an authorized Ford dealer.

     1. (b) "CAR" shall mean any passenger car, and "TRUCK" shall mean any truck or chassis, included in this agreement pursuant to paragraph 1(a) above. "VEHICLE" shall mean any CAR or TRUCK and "VEHICLES" shall mean CARS and TRUCKS.

     1. (c) "COMPETITIVE CARS" and "COMPETITIVE TRUCKS" shall mean those new cars and new trucks, respectively, not marketed by the Company which are selected by the Company as generally comparable with CARS and TRUCKS, respectively, in price and product characteristics.

     1. (d) "INDUSTRY CARS" and "INDUSTRY TRUCKS" shall mean all new cars and all new trucks, respectively, of all manufacturers to the extent data therefor are reasonably available.

     1. (e) "GENUINE PARTS" shall mean such parts, accessories and equipment for VEHICLES as are offered for sale by the Company from time to time to the Dealer.

     1. (f) "DEALER PRICE" shall mean, with respect to each COMPANY PRODUCT to which it refers, the price to the Dealer for such product, as from time to time established by the Company, before deduction of any cash or other discount applicable thereto. It shall not include any amount in the nature of a predelivery or other holdback deposit or charge, any dealer association collection, any charge by the Company for distribution, delivery or taxes, or any other charge for special items or services.

     1. (g) "VEHICLE TERMS OF SALE BULLETIN" shall mean latest VEHICLE TERMS OF SALE BULLETIN and amendments thereto furnished to the Dealer from time to time by the Company setting forth the terms of sale and ordering procedures applicable to sales of VEHICLES to authorized Ford dealers.

     1. (h) "PARTS AND ACCESSORIES TERMS OF SALE BULLETIN" shall mean the latest PARTS AND ACCESSORIES TERMS OF SALE BULLETIN and amendments thereto furnished to the Dealer from time to time by the Company setting forth the terms of sale and ordering procedures applicable to sales of GENUINE PARTS to authorized Ford dealers.

     1. (i) "CUSTOMER SERVICE BULLETIN" shall mean tile latest CUSTOMER SERVICE BULLETIN and amendments thereto furnished to the Dealer from time to time by the Company establishing standards for authorized Ford dealers with respect to service personnel, training, tools and equipment, for customer handling procedures and for evaluating the Dealer's service performance.

     1. (j) "DEALER'S LOCALITY" shall mean the locality designated in writing to the Dealer by the Company from time to time as the area of the Dealer's sales and service responsibility for COMPANY PRODUCTS.

     1. (k) "DEALERSHIP LOCATION" shall mean the place or places of business of the Dealer for carrying out this agreement which are approved by the Company as provided in paragraph 5 of this agreement.

     1. (l) "DEALERSHIP FACILITIES" shall mean the land areas, buildings and improvements established at the DEALERSHIP LOCATION in accordance with the provisions of paragraph 5 of this agreement.

     1. (m) "DEALERSHIP OPERATIONS" shall mean the sale of COMPANY PRODUCTS and used vehicles, service operations and (if the Dealer so elects) rental or leasing of VEHICLES, conducted by the Dealer at or from the DEALERSHIP FACILITIES.

     1. (n) "CAR PLANNING VOLUME" and "TRUCK PLANNING VOLUME" shall mean the average annual estimated sales base for CARS and TRUCKS, respectively, established by the Company for the Dealer from time to time for planning purposes under its standard procedures for authorized Ford dealers in single or multiple DEALERS' LOCALITIES, as the case may be, based on historical sales and registrations, and current trends, in CARS, TRUCKS, COMPETITIVE CARS and TRUCKS and INDUSTRY CARS and TRUCKS in the DEALER'S LOCALITY. Consideration shall also be given to the environs of the DEALERSHIP LOCATION and market trends therein, consumer shopping habits, demographic factors and other appropriate data to the extent available and pertinent. Such terms shall not represent the actual sales volumes to be achieved by the Dealer to meet his responsibilities under paragraph 2 of this agreement.

     1. (o) "PERCENT RESPONSIBILITY" shall mean the ratio of the Dealer's CAR PLANNING VOLUME, and of the Dealer's TRUCK PLANNING VOLUME, to the total CAR PLANNING VOLUMES and to the total TRUCK PLANNING VOLUMES, respectively, for all authorized Ford dealers in the DEALER'S LOCALITY.

     l. (p) "UIO" (units in operation) shall mean the CARS and TRUCKS of the next preceding three or more model years (as determined by the Company from time to time) licensed within the DEALER'S LOCALITY at a given time multiplied by the Dealer's PERCENT RESPONSIBILITY therefor.

     (2) The Company shall not be liable to the Dealer in any respect for failure to ship or for delay in shipment of accepted orders for VEHICLES where such failure or delay is due wholly or in part to (i) shortage or curtailment of material, labor, transportation, or utility services, (ii) any labor or production difficulty in any of its own or any of its suppliers' locations, (iii) any governmental action, or
          (iv) any cause beyond the Company's control or without its fault or negligence.

     2. (d) STOCKS. The Dealer shall maintain stocks of current models of such lines or series of VEHICLES, of an assortment and in quantities as are in accordance with Company GUIDES therefor, or adequate to meet the Dealer's share of current and an anticipated demand for VEHICLES in the DEALER'S LOCALITY. The Dealer's maintenance of VEHICLE stocks shall be subject to the Company's filling the Dealer's orders therefor.

     2. (e) DEMONSTRATORS. The Dealer shall maintain at all times in good condition and running-order for demonstration and loan to prospective purchasers, such numbers of the latest model of such lines or series of VEHICLES as are in accordance with Company GUIDES therefor.

     2. (f) FACTORY SUGGESTED PRICE LABELS. If any CAR is delivered by the Company to the Dealer with an incorrect label, or without a completed label, affixed thereto pursuant to the Federal Automobile Information Disclosure Act, the Dealer shall promptly complete and affix to such CAR a correct label on the form and in accordance with the directions furnished by the Company.

     2. (g) OWNER LITERATURE. The Dealer shall, in accordance with the Company's instructions, complete, execute and deliver to each retail purchaser of a VEHICLE from him the Company's then current publications for owners with respect to the operation, maintenance and warranty of that VEHICLE (hereinafter called "Owner's Literature"). The Dealer shall fulfill promptly all dealer responsibilities under each piece of the Owner's Literature delivered by him. The Company may specify in the Owner's Literature that the Dealer will perform certain inspections of the VEHICLE. The Dealer authorizes the Company to charge his account for work done by another Company authorized CAR or TRUCK dealer under the Owner's Literature delivered by the Dealer, and to credit his account for work done by him under Owner's Literature delivered by another Company authorized CAR or TRUCK dealer. The charge or credit shall be in the amount specified by the Company from time to time.

     2. (h) REBATES AND ALLOWANCES. The Dealer shall be entitled to such rebates and allowances from the Company on VEHICLES and factory-installed options, subject to such conditions and procedures, as may be specified in the applicable VEHICLE TERMS OF SALE BULLETIN or other notice pertaining thereto sent to the Dealer by the Company, provided that any change in the model close-out allowance shall be announced to the Dealer prior to the Company's solicitation of the build-out order.

     2. (i) WARRANTY. The Company shall from time to time establish, by notice to the Dealer, the warranty to the owner applicable to each VEHICLE. There shall be NO OTHER WARRANTY, express or implied, including any warranty of MERCHANTABILITY OR FITNESS, or any other obligation of the Company to the Dealer or the owner with respect to the VEHICLE or any part thereof except the warranty established pursuant to this subparagraph. The Dealer shall expressly incorporate such warranty as a part of each buyer's order form or other contract for the sale of a VEHICLE and shall deliver a copy of the warranty, in the form furnished by the Company, to the owner at the time the VEHICLE is delivered to the owner, all in accordance with instructions set forth in the Company's then current Warranty and Policy Manual and supplements thereto (hereinafter called "Warranty Manual").

TERMS OF SALE BULLETIN or other notice pertaining thereto sent to the Dealer by the Company.

     3. (f) WARRANTY. The Company shall from time to time establish, by notice to the Dealer, the warranty applicable to each GENUINE PART. There shall be NO OTHER WARRANTY, express or implied, including any warranty of MERCHANTABILITY OR FITNESS, or any other obligation of the Company to the Dealer or the customer with respect to any GENUINE PART or any part thereof except the warranty established pursuant to this subparagraph. The Dealer shall expressly incorporate such warranty as a part of each sale of a GENUINE PART, in accordance with instructions set forth in the Warranty Manual.

     RESPONSIBILITIES WITH RESPECT TO SERVICE

     4. The Dealer shall develop, maintain and direct a trained, quality service organization and render at the DEALERSHIP FACILITIES prompt, workmanlike, courteous and willing service to owners and users of COMPANY PRODUCTS, in accordance with the standards and procedures set forth in the applicable CUSTOMER SERVICE BULLETIN, including without limitation all service to which a purchaser of a COMPANY PRODUCT from any authorized Ford dealer may be entitled.

     4. (a) PREDELIVERY SERVICE. The Dealer shall perform or be responsible for the performance of such inspection, conditioning and repair of each VEHICLE before delivery as may be prescribed for such VEHICLE in the Company's applicable predelivery inspection and conditioning schedules furnished by the Company to the Dealer. The Dealer shall maintain or be responsible for the maintenance of adequate records of all predelivery inspection, conditioning and repair work performed by or for the Dealer.

     4. (b) WARRANTY AND POLICY AND CAMPAIGN SERVICE.

     (1) The Dealer shall perform all warranty and policy service on each COMPANY PRODUCT sold by the Dealer, or presented by "visiting owners" (those whose selling dealer has ceased to do business, or who are travelling, or have moved a long distance from their selling dealer or need emergency repairs), in accordance with the warranty and policy applicable thereto and the applicable provisions of the Warranty Manual and CUSTOMER SERVICE BULLETIN.

     (2) The Dealer shall perform campaign inspections and/or corrections for owners and users of all VEHICLES, subject to the campaign instructions issued by the Company from time to time and the applicable provisions of the Warranty Manual. The Company may ship parts in quantity to the Dealer to effect such campaign work and if such parts are in excess of the Dealer's requirements, the Dealer may return unused parts to the Company for credit after completion of the campaign.

     (3) The Dealer shall use only GENUINE PARTS in performing warranty, policy and campaign work, except as otherwise provided in the Warranty Manual, CUSTOMER SERVICE BULLETIN or campaign instructions, and shall give precedence to all such work over other service work if the use of the vehicle is impaired. The Dealer shall promptly report to the Company, and seek the Company's assistance with respect to, any warranty or policy or campaign work which cannot be performed to the owner's or the Dealer's satisfaction. The Company shall give precedence to such requests over other service assistance. The Dealer shall provide the owner with a copy of the repair order for such work itemizing the work performed. The Dealer shall have such repair

     5. (e) FULFILLMENT OF RESPONSIBILITY. The Dealer shall be deemed to be fulfilling his responsibilities under this paragraph 5 when and as long as the DEALERSHIP LOCATION is approved by the Company and the DEALERSHIP FACILITIES are substantially in accordance with the current GUIDES therefor. The execution of this agreement or of any Dealership Facilities Supplement shall not of itself be construed as evidence of the fulfillment by the Dealer of his responsibilities to provide adequate DEALERSHIP LOCATION and FACILITIES.

     OTHER DEALER AND COMPANY RESPONSIBILITIES

     6. (a) SIGNS. The Dealer shall install and maintain at the DEALERSHIP LOCATION signs of good appearance and adequate to identify such locations as (1) authorized sales and service establishments for VEHICLES and other COMPANY PRODUCTS identifying such products as products of the Company, (2) authorized sales locations for used vehicles and (3) authorized locations for the leasing or rental of vehicles, as the case may be. Each sign shall be compatible with the design standards established by the Company from time to time and shall be subject to the Company's approval with respect to any display of any trademark or trade name used or claimed by the Company or any of its subsidiaries. Fulfillment of any separate Dealership Identification Agreement between the Dealer and the Company shall be deemed fulfillment of this subparagraph 6(a). The Company will make available, at the request of the Dealer, and at a mutually convenient time and place, personnel to provide counsel and advice regarding dealership signs and identification.

     6. (b) PERSONNEL. The Dealer shall employ and train such numbers and classifications of competent personnel of good character, including, without limitation, sales, parts, service, owner relations and other department managers, salesmen and service technicians, as will enable the Dealer to fulfill all his responsibilities under this agreement. The Company shall provide assistance to the Dealer in determining personnel requirements. In response to the training needs of the Dealer's personnel, the Dealer at his expense shall cause his personnel to attend training schools or courses conducted by the Company from time to time.

     6. (c) DEALER RESIDENCE. Effective operation of the Dealer's business is dependent in large part on the Dealer's management becoming a part of and accepted within his local community. Accordingly, each person named in subparagraph F(ii) hereof shall (unless otherwise approved in writing by the Company because of individual circumstances) reside within the DEALER'S LOCALITY.

     6. (d) CAPITAL. The Dealer shall at all times maintain and employ in connection with his DEALERSHIP OPERATIONS separately from any other business of the Dealer, such total investment, net working capital, adequate lines of wholesale credit and competitive retail financing plans for VEHICLES as are in accordance with Company GUIDES therefor and will enable the Dealer to fulfill all his responsibilities under this agreement. The Dealer's net working capital shall not be less than the amounts specified in the Net Working Capital Agreement executed by the Dealer and the Company, as a part of and simultaneously with this agreement, as modified or superseded from time to time.

     6. (e) ACCOUNTING SYSTEM. It is in the mutual interests of the Dealer and the Company that uniform accounting systems and practices be maintained by the Company's authorized dealers in order that the Company may develop and disseminate helpful information, evaluate the relative trademarks and trade names used or claimed by the Company or any of its subsidiaries. The Dealer shall avoid in every way any "bait", deceptive, misleading, confusing or illegal advertising or business practice. The Company shall not publish or employ any such advertising or practice or encourage any dealer or group of dealers to do so.

     6. (j) COMPLIANCE WITH LAWS, RULES AND REGULATIONS. The Dealer shall comply with all applicable federal, state, and local laws, rules and regulations in the ordering, sale and service of COMPANY PRODUCTS and the sale and service of used vehicles, including without limitation those related to motor vehicle safety, emissions control and customer service. The Company shall provide the Dealer, and the Dealer shall provide the Company, such information and assistance as may be reasonably requested by the other in connection with the performance of obligations under such laws, rules and regulations.

     DEALER'S RESPONSIBILITIES WITH RESPECT TO HOURS OF BUSINESS

     7. To the end that the needs of customers and owners served by the Dealer are fulfilled properly, the Dealer shall maintain DEALERSHIP OPERATIONS open for business during all hours and days which are customary in the trade and lawful for such operations in the DEALER'S LOCALITY.

     PURCHASES FROM OTHERS AND SALES TO OTHERS

     8. The Dealer reserves the right to make purchases from others without obligation or liability of any kind to the Company, provided that the Dealer shall not be relieved of any responsibility assumed by the Dealer under this agreement; and, except as otherwise expressly provided herein, the Company reserves the right to make sales to others (including without limitation to other dealers) without obligation or liability of any kind to the Dealer.

     DETERMINATION OF DEALER REPRESENTATION

     9. (a) REPRESENTATION PLANNING. The Company reserves the right to determine, from time to time, in its best judgment, the numbers, locations and sizes of authorized dealers necessary for proper and satisfactory sales and service representation for COMPANY PRODUCTS within and without the DEALER'S LOCALITY. In making such determinations, the Company from time to time conducts, to the extent deemed adequate by the Company and subject to the ready availability of information, studies of the locality, including such factors as its geographic characteristics, consumer shopping habits, competitive representation patterns, sales and service requirements, convenience of customers or potential customers and past and future growth and other trends in marketing conditions, population, income, UIO, VEHICLE sales and registrations and COMPETITIVE and INDUSTRY CAR and TRUCK registrations.

     9. (b) INFORMATION TO DEALER. The Company will inform the Dealer of any proposed change in the Company's market representation plans for the DEALER'S LOCALITY, provided that if the Company's market representation plans do not provide for the continuation of representation of COMPANY PRODUCTS from the Dealer's DEALERSHIP FACILITIES (except for a relocation thereof), the Company shall not be obligated to inform other dealers thereof, but shall give the Dealer written notice thereof. If, in the Company's opinion, such changes should be disclosed to other dealers in connection with the Company's market representation plans for their respective DEALERSHIP OPERATIONS, the Company may inform such other dealers thereof, without liability to the Dealer, no earlier than thirty (30) days after such notice to the Dealer and shall inform such other dealers that the Dealer may maintain his DEALERSHIP OPERATIONS for so long as the Dealer desires and fulfills his responsibilities under this agreement.

Dealer, whichever occurs first, but the Company shall retain a security interest in and right to repossess any product until paid therefor.

     11. (c) RISK OF LOSS AND CLAIMS. The Company shall assume all risk of loss or damage to any VEHICLE purchased by the Dealer from the Company which is not borne by the carrier while the VEHICLE is in the possession of the carrier provided the Dealer properly inspects and records any loss or damage of the VEHICLE upon receipt thereof. The Dealer shall cooperate with the Company in processing all claims for loss or damage of the VEHICLE in accordance with the Company's then current procedures.

     11. (d) DEMURRAGE AND DIVERSION LIABILITY. The Dealer shall be responsible for and pay any and all demurrage, storage and other charges accruing after arrival of any shipment at its destination. In the event the Dealer shall fail or refuse for any reason (other than labor difficulty in the Dealer's place of business or any cause beyond the Dealer's control or without the Dealer's fault or negligence) to accept delivery of any COMPANY PRODUCT ordered by the Dealer, the Dealer shall also pay the Company the amount of all expenses incurred by the Company in shipping such product to the Dealer and in returning such product to the original shipping point or diverting it to another destination; but in no event shall the Dealer pay the Company more for any such diversion than the expense of returning the product to its original shipping point.

     11. (e) STATE AND LOCAL TAXES. The Dealer hereby represents and warrants that all COMPANY PRODUCTS purchased from the Company are purchased for resale in the ordinary course of the Dealer's business. The Dealer further represents and warrants that the Dealer has complied with all requirements for his collection and/or payment of applicable sales, use and like taxes, and has furnished or will furnish evidence thereof to the Company, These representations and warranties shall be deemed a part of each order given by the Dealer to the Company.

     The Dealer agrees that, as to any COMPANY PRODUCT put to a taxable use by the Dealer, or in fact purchased by the Dealer other than for resale, the Dealer shall make timely and proper return and payment of all applicable sales, use and like taxes, and shall hold the Company harmless from all claims and demands therefor.

     RECORDS, INSPECTIONS AND TESTS

     12. (a) RECORD RETENTION. The Dealer shall retain for at least two (2) years all records and documents, including journals and ledgers, which relate in any way, in whole or in part, to DEALERSHIP OPERATIONS, except for records used as a basis for submission of warranty and policy claims, which shall be retained for at least one (1) year.

     12. (b) INSPECTIONS AND TESTS. The Dealer shall allow persons designated by the Company, at reasonable times and intervals and during normal business hours, to examine the DEALERSHIP FACILITIES and OPERATIONS, the Dealer's stocks of COMPANY PRODUCTS and used vehicles and vehicles at the DEALERSHIP FACILITIES for service or repair, to test the Dealer's equipment, to check and instruct the Dealer and his employees in the proper handling of warranty and other repairs and claims based thereon, and to examine, copy and audit any and all of the Dealer's records and documents. The Company may charge back to the Dealer all payments or credits made by the Company to the Dealer pursuant to such claims or otherwise which were improperly claimed or paid.

     CHANGES IN COMPANY PRODUCTS

     13. The Company may change the design of any COMPANY PRODUCT, or add any new or different COMPANY PRODUCT or line, series or body style of VEHICLES, at any time and from

     TERMINATION OR NONRENEWAL OF AGREEMENT

     17. (a) BY DEALER. The Dealer may terminate or not renew this agreement at any time at will by giving the Company at least thirty (30) days prior written notice thereof.

     17. (b) BY COMPANY DUE TO EVENTS CONTROLLED BY DEALER. The following represent events which are substantially within the control of the Dealer and over which the Company has no control, and which are so contrary to the intent and purpose of this agreement as to warrant its termination or nonrenewal:

     (1) Any transfer or attempted transfer by the Dealer of any interest in, or right, privilege or obligation under this agreement; or transfer by operation of law or otherwise, of the principal assets of the Dealer that are required for the conduct of DEALERSHIP OPERATIONS; or any change, however accomplished, without the Company's prior written consent, which consent shall not be unreasonably withheld, in the direct or indirect ownership or operating management of the Dealer as set forth in paragraph F.

     (2) Any misrepresentation in applying for this agreement by the Dealer or any person named in paragraph F; or submission by the Dealer to the Company of any false or fraudulent application or claim, or statement in support thereof, for warranty, policy or campaign adjustments, for wholesale parts or VEHICLE sales incentives or for any other refund, credit, rebate, incentive, allowance, discount, reimbursement or payment under any Company program; or acceptance by the Dealer of any payment for any work not performed by the Dealer in accordance with the provisions of this agreement, the Warranty Manual or any applicable CUSTOMER SERVICE BULLETIN.

     (3) Insolvency of the Dealer, inability of the Dealer to meet debts as they mature, filing by the Dealer of a voluntary petition under any bankruptcy or receivership law, adjudication of the Dealer as a bankrupt or insolvent pursuant to an involuntary petition under any such law, appointment by a court of a temporary or permanent receiver, trustee or custodian for the Dealer or the Dealer's assets, or execution of an assignment by the Dealer for the benefit of creditors; dissolution of the Dealer; or failure of the Dealer for any reason to function in the ordinary course of business, or to maintain the DEALERSHIP OPERATIONS open for business during and for not less than the hours customary in the trade and lawful in the DEALER'S LOCALITY as set forth in paragraph 7.

     (4) Conviction in a court of original jurisdiction of the Dealer or any person named in paragraph F for any violation of law, or any conduct by any such person unbecoming a reputable businessman, or disagreement between or among any persons named in paragraph F, which in the Company's opinion tends to affect adversely the operation or business of the Dealer or the good name, goodwill or reputation of the Dealer, other authorized dealers of the Company, the Company, or COMPANY PRODUCTS.

     (5) The Dealer shall have engaged, after written warning by the Company, in any advertising or business practice contrary to the provisions of subparagraph 6(i) of this agreement.

     (6) Failure of the Dealer to fulfill any provision of paragraph 10 (as to prices or charges), or paragraph 11 (as to terms and title, including payment for COMPANY PRODUCTS), or paragraph 15 (as to trademarks or trade names), or to pay the Company any sum due pursuant to any agreement, including any purchase or lease agreement, between the Company and the Dealer.

     Upon occurrence of any of the foregoing events, the Company may terminate this agreement by giving the Dealer at least fifteen (15) days prior written notice thereof.

notice thereof in the event the Company offers a new or amended form of agreement to its authorized dealers in COMPANY PRODUCTS.

     17. (h) ACTS IN GOOD FAITH.

     (1) The Dealer acknowledges that each of his responsibilities under this agreement is reasonable, proper and fundamental to the purpose of this agreement and that (i) his failure to fulfill any of them would constitute a material breach of this agreement, (ii) the occurrence of any of the events set forth in subparagraph 17(b), 17(c), or 17(e) would seriously impair fundamental considerations upon which this agreement is based, and (iii) the rights of termination or nonrenewal reserved in the events specified in subparagraph 17(g) are necessary to permit the Company to remain competitive at all times. The Dealer acknowledges that any such failure, occurrence or event constitutes a reasonable, fair, good, due and just cause and provocation for termination or nonrenewal of this agreement by the Company.

     (2)  The Dealer agrees that if the Company or any of its representatives
          (i) requests the Dealer to fulfill any of such responsibilities, (ii) believes that any such failure, occurrence or event is occurring or has occurred and advises the Dealer that, unless remedied, such failure, occurrence or event may result in Company termination or nonrenewal of this agreement, (iii) gives the Dealer notice of termination or nonrenewal, or terminates or fails to renew this agreement, because of any such failure, occurrence or event, then such request, advice, notice, termination or nonrenewal shall not be considered to constitute or be evidence of coercion or intimidation, or threat thereof, or to be unreasonable, unfair, undue or unjust, or to be not in good faith.

     REQUIRED APPEAL TO POLICY BOARD -- TERMINATIONS OR NONRENEWALS -- OPTIONAL ARBITRATION PLAN

     18. (a) ARBITRATION PLAN. The Company has adopted the Ford Motor Company Plan and Rules of Arbitration ("Arbitration Plan") effective June 1, 1972, a copy of which was delivered to the Dealer with this agreement. The Company reserves the right to terminate, change or modify the Arbitration Plan at any time upon notice to the Dealer. Any arbitration pursuant to the Arbitration Plan shall be governed by the terms of the Arbitration Plan in effect on the date such arbitration is commenced.

     18. (b) APPEAL TO POLICY BOARD. Any protest, controversy or claim by the Dealer (whether for damages, stay of action or otherwise) with respect to any termination or nonrenewal of this agreement by the Company or the settlement of the accounts of the Dealer with the Company after any termination or nonrenewal of this agreement by the Company or the Dealer has become effective, shall be appealed by the Dealer to the Policy Board within fifteen (15) days after the Dealer's receipt of notice of termination or nonrenewal, or, as to settlement of accounts after termination or nonrenewal, within one year after the termination or nonrenewal has become effective. Appeal to the Policy Board shall be a condition precedent to the Dealer's right to pursue any other remedy available under this agreement or otherwise available under law. The Company, but not the Dealer, shall be bound by the decision of the Policy Board.

     18. (c) OPTIONAL ARBITRATION. If the Dealer is dissatisfied with the decision of the Policy Board in a case referred to in subparagraph 18(b), the Dealer may, at his option, elect to arbitrate

     18.  REQUIRED APPEAL TO POLICY BOARD -- TERMINATIONS OR
          NONRENEWALS -- OPTIONAL ARBITRATION PLAN (Continued)

     (3) Each party shall pay and bear all costs of any witness called or other evidence adduced by that party, of any attorney, accountant or other person retained by that party and of any transcript ordered by that party in connection with any arbitration under the Arbitration Plan.

     (4) The Arbitration Panel, as a part of any award, may assess, against any party or parties to an arbitration under the Arbitration Plan, all or any part of the costs of any witness called, any other evidence adduced, or any outside service employed, at the direct request of any Arbitrator.

     OBLIGATIONS UPON TERMINATION OR NONRENEWAL

     19. Upon termination or nonrenewal of this agreement by either party, the Dealer shall cease to be an authorized Ford dealer; and:

     19. (a) SUMS OWING THE COMPANY. The Dealer shall pay to the Company all sums owing to the Company by the Dealer.

     19. (b) DISCONTINUANCE OF USE OF TRADEMARKS AND TRADE NAMES. The Dealer shall at his own expense (1) remove all signs erected or used by the Dealer, or by any business associated or affiliated with the Dealer, and bearing the name "Ford" or any other trademark or trade name used or claimed by the Company or any of its subsidiaries (except signs owned by the Company and except as such use may be permitted under other agreements relating to products of the Company other than COMPANY PRODUCTS) or any word indicating that the Dealer is an authorized dealer with respect to any COMPANY PRODUCT, (2) erase or obliterate all such trademarks, trade names and words from stationery, forms and other papers used by the Dealer, or any business affiliated with the Dealer, (3) discontinue all advertising of the Dealer as an authorized dealer in COMPANY PRODUCTS, (4) discontinue any use of any such trademark, trade name or word in the Dealer's firm or trade name and take all steps necessary or appropriate in the opinion of the Company to change such firm or trade name to eliminate any such trademark, trade name or word therefrom, and (5) refrain from doing anything whether or not specified above that would indicate that the Dealer is or was an authorized Dealer in COMPANY PRODUCTS.

     If the Dealer fails to comply with any of the requirements of this subparagraph 19(b), the Dealer shall reimburse the Company for all costs and expenses, including reasonable attorney's fees, incurred by the Company in effecting or enforcing compliance.

     19. (c) WARRANTY WORK. The Dealer shall cease to be eligible to receive reimbursement from the Company with respect to any work thereafter performed or part thereafter supplied under any warranty or policy applicable to any COMPANY PRODUCT, unless specifically authorized by the Company in writing to perform such work and then only in the manner and for the period of time set forth in such authorization.

     19. (d) SERVICE RECORDS. The Dealer shall deliver to the Company or its nominee all of the Dealer's records with respect to predelivery, warranty, policy, campaign and other service work of the Dealer.

     19. (e) ORDERS AND CUSTOMER DEPOSITS. The Dealer shall assign to the Company or its nominee all customer orders for COMPANY PRODUCTS which the Dealer has not filled and

     20. SUCCESSOR TO THE DEALER IN THE EVENT OF DEATH OR INCAPACITY (CONTINUED)

          (iv) The successor dealership, at the time the Interim Agreement is to be offered, has capital and facilities substantially in accordance with Company GUIDES therefor, and

          (v) In the event more than one nominee fulfills the above conditions, the Company, in its discretion, shall determine which nominee or nominees, together with the Other Owners, shall compose the successor dealership to which such Interim Agreement shall be offered;

     (2) To a successor dealership, in the event that such principal owner has notified the Company in writing that the spouse or another relative or heir of such principal owner shall retain or acquire a financial interest in the successor dealership and the Company has approved such spouse, relative or heir for such financial interest which approval shall not be unreasonably withheld. Such successor dealership shall be composed of such spouse, relative or heir, together with the Other Owners and any nominee or nominees approved and qualified pursuant to subparagraph 20(a) (1) hereof, provided that:

          (i) The Other Owners and any nominees and such spouse, relative or heir agree in writing how each of them shall participate in the ownership and management of the successor dealership, and

          (ii) Managerial authority and responsibility of the successor dealership shall be vested in a nominee approved and qualified pursuant to subparagraph 20(a) (1) hereof, or in a person or persons who have been named in subparagraph F (ii) of this agreement and have been actually participating in the general management of the Dealer for a reasonable period of time prior to the notice of termination or nonrenewal or in another person or persons qualified to assume managerial authority and responsibility and approved by the Company to be so named, which approval shall not be unreasonably withheld, and

          (iii) The successor dealership, at the time the Interim Agreement is to be offered, has capital and facilities substantially in accordance with Company GUIDES therefor;

     (3) To a successor dealership, in the event that the deceased or incapacitated principal owner has neither nominated a successor pursuant to subparagraph 20(a) (1) hereof, nor notified the Company of a retained or acquired financial interest pursuant to subparagraph 20(a) (2) hereof, which successor dealership shall be composed of the Other Owners; provided that the Other Owners agree in writing how each of them shall participate in the ownership and management of the successor dealership and the successor dealership fulfills the conditions set forth in subparagraphs 20(a) (2) (ii) and (iii) of this agreement.

     20. (b) BUY-OUT. The successor dealership named in such Interim Agreement shall arrange in writing, subject to the approval of the Company which shall not be unreasonably withheld, for one or more persons named in subparagraph F(ii) of the Interim Agreement to have the right to acquire during its term at least a 20% ownership interest in the successor dealership and, if the successor dealership is offered a standard Sales and Service Agreement for

     21. REACQUISITION OF COMPANY PRODUCTS AND ACQUISITION OF THE DEALER'S SIGNS, SPECIAL TOOLS AND EQUIPMENT, AND MAINTENANCE ITEMS (CONTINUED)

nonrenewal, provided such VEHICLE is in first-class salable condition, is of a then current model has not been altered outside the Company's factory, and was purchased by the Dealer from the Company or another authorized dealer in VEHICLES prior to giving or receiving notice of such termination or nonrenewal. The price for, such VEHICLE shall be its DEALER PRICE, plus the Company's charges for distribution, delivery and taxes, at the time it was purchased from the Company, less all allowances paid or applicable allowances offered thereon by the Company.

     21. (b) GENUINE PARTS. Each unused, undamaged and unsold GENUINE PART, and each unopened item of appearance and maintenance materials and paints (hereinafter called "maintenance items") in the Dealer's stock on the effective date of such termination or nonrenewal, provided such GENUINE PART or maintenance item is offered for sale by the Company to authorized dealers in VEHICLES in the Company's then current Parts and Accessories Price Schedules, is in first-class salable condition including reasonably legible and usable packaging and was purchased by the Dealer from the Company or another Company authorized dealer in normal volume prior to giving or receiving notice of such termination or nonrenewal. Notwithstanding the foregoing, the repurchase of such GENUINE PARTS identified by the Company as accessories shall be limited to those so purchased by the Dealer within twelve (12) months preceding such date, or those sold to the Dealer by the Company for use in a VEHICLE that is a current model on such effective date. The price for each such GENUINE PART or maintenance item shall be its DEALER PRICE in effect on the effective date of termination or nonrenewal, less all allowances paid or applicable allowances offered thereon by the Company. The Dealer, at his own expense, shall carefully pack and box such of the eligible GENUINE PARTS and maintenance items as the Company may direct, and the Company shall pay the Dealer an additional five percent (5%) of the DEALER PRICE of the eligible GENUINE PARTS and maintenance items so packaged and boxed.

     21. (c) DEALER'S SIGNS. Each sign at DEALERSHIP LOCATION which bears a trademark or trade name used or claimed by the Company or any of its subsidiaries, is owned by the Dealer on the effective date of termination or nonrenewal, was approved by the Company pursuant to subparagraph 6(a) and, if requested by the Company, is removed by the Dealer at his expense. The price for each such sign shall be its fair market value on such effective date as agreed by the Company and the Dealer, or, if they cannot agree, as determined by a qualified independent appraiser selected by the Company and the Dealer.

     21. (d) SPECIAL TOOLS AND EQUIPMENT. All special tools and automotive service equipment owned by the Dealer on the effective date of termination or nonrenewal which were designed especially for servicing VEHICLES, which are of the type recommended in writing by the Company and designated as "special" tools and equipment in the applicable CUSTOMER SERVICE BULLETIN or other notice pertaining thereto sent to the Dealer by the Company, which are in usable and good condition except for reasonable wear and tear, and which were purchased by the Dealer within the three (3) year period preceding the effective date of termination or nonrenewal. The price for each special tool and item of automotive service equipment shall be its fair market value on such effective date as agreed by the Company and the Dealer, or, if they cannot agree, as determined by a qualified independent appraiser selected by the Company and the Dealer.




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

     22. DEALERSHIP FACILITIES ASSISTANCE UPON NONRENEWAL OR CERTAIN TERMINATIONS BY THE COMPANY (CONTINUED)

     (3) Because of the death or physical or mental incapacity of a principal owner named in subparagraph F(i) pursuant to subparagraph 17(d) providing that a successor dealership is not appointed as provided under paragraph 20;

     (4) Because of failure of the Dealer or the Company to be licensed pursuant to subparagraph 17(e); or

     (5) At will pursuant to subparagraph 17(f) if this agreement is not for a stated term specified in paragraph G of this agreement.

     22. (b) ELIGIBLE FACILITIES. "Eligible Facilities" are hereby defined as only those DEALERSHIP FACILITIES which are listed in the Dealership Facilities Supplement in effect at the time of such nonrenewal or termination, are approved by the Company pursuant to paragraph 5, are owned or leased by the Dealer and are being used by the Dealer solely for fulfilling his responsibilities under this agreement (or under this agreement and one or more other vehicle sales agreements with the Company which are not renewed or are terminated by the Company at the same time as this agreement) at the time the Dealer received notice of such nonrenewal or termination.

     22. (c) COMPANY'S OBLIGATION. Subject to the provisions of subparagraph 22(d) hereof, if neither the Dealer nor the Company can arrange with a third party within ninety (90) days after the effective date of such termination or nonrenewal:

     (1) In the case of Eligible Facilities which are owned by the Dealer, either a lease for one year commencing within such ninety (90) days at fair rental value or a sale within such ninety (90) days at fair market value; or

     (2) In the case of Eligible Facilities which are leased by the Dealer, either an assignment of lease, or a sublease for one year (or for the balance of the term of the Dealer's lease if that is shorter) commencing within such ninety (90) days at the Dealer's rental rate (or, if the facilities are owned by an affiliate of the Dealer at fair rental value, if that is different);

the Company shall offer either to make monthly payments to the Dealer, commencing with the ninety-first day, pursuant to subparagraph 22(e) hereof, or to make a lump sum payment to the Dealer pursuant to said subparagraph 22(e), or to accept for itself on the ninety-first day such a lease or sale from the Dealer-owner or such an assignment or sublease from the Dealer-lessee.

     For the purpose of this subparagraph 22(c), fair market or fair rental value shall mean value based on the use of the facilities in the conduct of DEALERSHIP OPERATIONS. In the event the Dealer and the Company are unable to agree on the fair market or rental value of any Eligible Facilities, such value shall be determined by an independent real estate appraiser selected by the Dealer and the Company.

     22. (d) LIMITATIONS ON COMPANY'S OBLIGATION. The Company's obligation with respect to any Eligible Facilities shall be limited to those expressly set forth in this paragraph 22. The Company shall be released from all obligations with respect to any Eligible Facilities if (1) the Dealer fails to give the Company, within thirty (30) days after the Company shall have sent him a tender of benefits as provided in paragraph 23, a written request for assistance pursuant to this paragraph 22, accompanied by a written representation by the Dealer that the Dealer




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
     DISPOSITION OF THE DEALER'S ASSETS

     24. In view of the nature, purposes and objectives of the Company's Dealer Sales and Service Agreements, and the differences in operating requirements among dealerships of differing sizes and types of markets, the Company expressly reserves the right to select the dealers with whom it will enter into such agreements so as to maintain as high quality a dealer organization as possible.

     In the event this agreement is terminated or not renewed by either party or if the Dealer plans to terminate or not renew this agreement, the Company acknowledges that the Dealer has the right to negotiate for the sale of the assets of the Dealer at such price as may be agreed upon by the Dealer and the prospective purchaser. In turn, the Dealer acknowledges that the Company has the right to approve or decline to approve any prospective purchaser as to his character, automotive experience, management, capital and other qualifications for appointment as an authorized dealer in COMPANY PRODUCTS for the DEALERSHIP OPERATIONS involved. Approval by the Company of the prospective purchaser shall not, however, be unreasonably withheld. If, in the opinion of the Company, the price to be paid for such assets appears, on the basis of the average operating results of other dealers, to result in an unsatisfactory return on investment so that such prospective purchaser (1) may not remain as a dealer, or (2) may be impelled to sell COMPANY PRODUCTS at high noncompetitive prices with a probable reduction in sales volume, the Company may, without liability to the Dealer, counsel with such prospective purchaser regarding such opinions.

     NEW AGREEMENT

     25. The termination or nonrenewal of this agreement by the Company in connection with the offer by the Company of a new sales and service agreement for one or more COMPANY PRODUCTS to the Dealer or the Dealer's successor in interest shall not give rise to the rights and obligations provided in paragraphs 19, 21 and 22 with respect to the COMPANY PRODUCTS included in such new agreement, unless otherwise specified by the Company in writing.

     ACKNOWLEDGEMENTS

     26. This agreement terminates and supersedes all other agreements concerning the DEALERSHIP OPERATIONS and constitutes the entire agreement between the parties with respect to the subject matter hereof. Each party acknowledges that, except as expressly set forth herein, no representation, understanding or presumption of law or fact has been made or relied upon (1) which has induced the execution of this agreement or would in any way modify any of its provisions, or (2) with respect to the effectiveness or duration of this agreement or the sales or profit expectancy of the DEALERSHIP OPERATIONS. The Dealer further acknowledges that he has voluntarily entered into this agreement without coercion or intimidation or threats thereof from the Company, and that each of its provisions is reasonable, fair and equitable.

     NO IMPLIED WAIVERS

     27. Except as expressly provided in this agreement, the waiver by either party, or the failure by either party to claim a breach, of any provision of this agreement shall not constitute a waiver of any subsequent breach, or affect in any way the effectiveness, of such provision.

     RELATIONS AFTER TERMINATIONS NOT A RENEWAL

     28. In the event that, after termination or nonrenewal of this agreement, either party has any business relations with the other party with respect to any COMPANY PRODUCT, such relations shall not constitute either a renewal of this agreement or a waiver of such termination or nonrenewal, but all such relations shall be governed by terms identical with the provisions of this agreement unless the parties execute a new and different agreement.

     LIMITATION OF THE COMPANY'S LIABILITY

     29. This agreement contemplates that all investments by or in the Dealer shall be made, and the Dealer shall purchase and resell COMPANY PRODUCTS, in conformity with the provisions hereof, but otherwise in the discretion of the Dealer and the Dealer's owners. Except as herein specified, nothing herein contained shall impose any liability on the Company in connection with the DEALERSHIP OPERATIONS or otherwise or for any expenditure made or incurred by the Dealer in preparation for performance or in performance of the Dealer's responsibilities under this agreement.

     NOTICES

     30. Any notice required or permitted by this agreement, or given in connection herewith, shall be in writing and shall be given by personal delivery or by first-class or certified or registered mail, postage prepaid. Notices to the Company shall be delivered to or addressed to the District Sales Manager of the area in which the Dealer is located except notices given by the Dealer either to the Policy Board or pursuant to the Arbitration Plan. Notices to the Dealer shall be delivered to any person designated in paragraph F(ii) of this agreement or directed to the Dealer at the Dealer's principal place of business as described herein.

     AMENDMENT

     31. Notwithstanding anything in this agreement to the contrary, the Company shall have the right to amend, modify or change this agreement in case of legislation, government regulation or changes in circumstances beyond the control of the Company that might affect materially the relationship between the Company and the Dealer.

     MICHIGAN AGREEMENT

     32. This agreement has been signed by the Dealer and sent to the Company in Michigan for final approval and execution and has there been signed and delivered on behalf of the Company. The parties intend this agreement to be executed as a Michigan Agreement and to be construed in accordance with the laws of the State of Michigan.

     SEPARABILITY OR TERMINATION

     33. If any provision of this agreement is invalid or unenforceable under the law of the place where it is to be performed, the Company may elect either to terminate this agreement in its entirety, or to consider this agreement divisible as to such provision and such provision inoperative, and to continue the remainder of this agreement in full force and effect as if such provision had not been included herein.




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